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                                                                    EXHIBIT 4.40

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT



                                          As of March 29, 2000



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender"), Waxman Consumer Products Group Inc., a Delaware corporation ("Waxman Group"), WOC Inc., a Delaware corporation ("WOC"), Western American Manufacturing, Inc., a Delaware corporation ("WAMI"), WAMI Sales, Inc., a Delaware corporation ("WAMI Sales", and together with Waxman Group, WOC and WAMI, each individually, a "Borrower" and collectively, "Borrowers"), Waxman Industries, Inc., a Delaware corporation ("Waxman Industries"), Waxman USA Inc., a Delaware corporation ("Waxman USA") and TWI, International, Inc., a Delaware corporation ("TWI", and together with Waxman Industries and Waxman USA, each individually, a "Guarantor" and collectively, "Guarantors") have entered into certain financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 17, 1999, by and among Lender, Borrowers and Guarantors (as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 8, 1999, as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

         Borrowers and Guarantors have requested that Lender (a) temporarily increase the amount of the Maximum Credit from $20,000,000 to $22,000,000 and
(b) modify the definition of Eligible Accounts with respect to WAMI. Lender is willing to agree to such requests, subject to the terms and conditions contained herein.

         In consideration of the foregoing, and the agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:


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         1.  AMENDMENTS.

         1.1 ADDITIONAL DEFINITION. As used herein, the term "Indenture Borrowing Base" means, at any time, the lesser of (a) the maximum principal amount of Loans permitted to be outstanding at such time under the Senior Deferred Coupon Note Indenture and (b) the the maximum principal amount of Loans permitted to be outstanding at such time under the Senior Note Indenture, and the Loan Agreement is hereby amended to include such term as so defined.

         1.2  AMENDMENTS TO DEFINITIONS.

               (a) ELIGIBLE ACCOUNTS. Section 1.21(n) of the Loan Agreement is hereby amended by deleting "Barnett Inc." and replacing it with "any account debtor whose chief executive office is located in the United States of America."

               (b) MAXIMUM CREDIT. Section 1.48 of the Loan Agreement is hereby hereby amended by deleting the phrase "the amount of $20,000,000" and replacing it with "(a) $22,000,000 for the period from March 29, 2000 to the earlier of
(i) July 31, 2000 or (ii) the date on which Lender receives, in immediately available funds, at least $9,900,000 of proceeds from the sale of the Pledged Shares and (b) $20,000,000 at all times thereafter."

         1.3 AMENDMENT TO SECTION 2.1(C). Section 2.1(c) of the Loan Agreement is amended by deleting "the Maximum Credit" from each place it appears and replacing it with "the lesser of the Maximum Credit and the Indenture Borrowing Base."

         1.4 INTERPRETATION. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2. AMENDMENT FEE. In addition to all other fees, charges, interests and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall jointly and severally pay to Lender a fee for entering into this Amendment in the amount of $30,000, which amount is fully earned and payable as of the date hereof and may be charged directly to any Borrower's loan account(s) maintained by Lender.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrowers:

         3.1 This Amendment has been duly authorized, executed and delivered by Borrowers and Guarantors, and the agreements and obligations of Borrowers and Guarantors contained

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herein and in the Loan Agreement as amended hereby constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

         3.2 Neither the execution and delivery of this Amendment, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or Governmental Authority applicable to Borrowers or Guarantors or any of their respective Subsidiaries in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument (including, but not limited to, the Senior Note Indenture and the Senior Deferred Coupon Note Indenture) to which any Borrower or Guarantor is a party or may be bound, or violates any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor.

         3.3 No Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing, except for the Event of Default arising from the failure of Waxman Industries and its Subsidiaries to comply with Section 9.15 of the Loan Agreement (the "Existing Default").

         3.4 Each Borrower and each Guarantor is and, after giving effect to the transactions contemplated hereby, will be solvent.

         4. CONDITIONS PRECEDENT. The amendments set forth herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         4.1 the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

         4.2 all requisite corporate action and proceedings in connection with this Amendment shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

         4.3 no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default, except for the Existing Default

         5.   GENERAL.

         5.1 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the

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Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. Nothing herein deemed to be a waiver of the Existing Default, and Lender hereby reserves all of its rights and remedies under the Loan Agreement, the other Financing Agreements and applicable law. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

         5.2 FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

         5.3 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

         5.4 BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Lender, Borrowers, Guarantors and their respective successors and assigns. The Loan Agreement and this Amendment shall be read and construed as one agreement. This Amendment shall be deemed to be one of the Financing Agreements.

         5.5 COUNTERPARTS, ETC. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                                         Very truly yours,

                                         WESTERN AMERICAN  MANUFACTURING,
                                           INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:    Secretary and Treasurer


                                         WAXMAN CONSUMER PRODUCTS
                                          GROUP, INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:    Treasurer



                       [SIGNATURES CONTINUE ON NEXT PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                         WAXMAN USA INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:   Vice President-Finance


                                         WOC INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:   Vice President-Finance


                                         WAMI SALES, INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:    Secretary and Treasurer


                                         WAXMAN INDUSTRIES, INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:   Vice President-Finance


                                         TWI, INTERNATIONAL, INC.

                                         By:   /S/  Mark Wester
                                             --------------------------------
                                         Title:    Secretary and Treasurer



ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION

By:    Cindy Denbaum
   -----------------------------
Title:    VP

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